UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 27, 2020, Equitable Holdings, Inc., a Delaware corporation (the “Company”), entered into a Master Transaction Agreement (the “Agreement”) with Venerable Insurance and Annuity Company, an insurance company domiciled in Iowa (“VIAC”), and, solely with respect to Article XIV thereof, Venerable Holdings, Inc., a Delaware corporation (“Venerable”), pursuant to which, among other things, VIAC will acquire all of the shares of the capital stock of Corporate Solutions Life Reinsurance Company, an insurance company domiciled in Delaware and wholly owned subsidiary of the Company (“CSLRC”). Prior to the closing, CSLRC will effect the recapture of all of the business that is currently ceded to CS Life Re Company, an insurance company domiciled in Arizona and wholly owned subsidiary of CSLRC (“Reinsurance Subsidiary”), and the dissolution or sale, transfer or distribution of 100% of the equity of the Reinsurance Subsidiary.

Immediately following the sale of CSLRC, CSLRC and Equitable Financial Life Insurance Company, a New York-domiciled life insurance company and a wholly owned subsidiary of the Company (“EFLIC”), will enter into a coinsurance and modified coinsurance agreement (the “Reinsurance Agreement”), pursuant to which EFLIC will cede to CSLRC, on a combined coinsurance and modified coinsurance basis, legacy variable annuity policies sold by EFLIC between 2006-2008 supported by general account assets of approximately $12 billion (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees. CSLRC will deposit assets supporting the general account liabilities relating to the Block into a trust account for the benefit of EFLIC, which assets will secure its obligations to EFLIC under the Reinsurance Agreement. EFLIC will reinsure the separate accounts relating to the Block on a modified coinsurance basis. At closing, VIAC will contribute additional assets to the trust such that trust assets will exceed the liabilities they secure. Venerable will provide a holding company guarantee of CSLRC’s obligation to EFLIC under the Reinsurance Agreement. In addition, the investment of assets in the trust account will be subject to investment guidelines and certain capital adequacy related triggers will strengthen the requirements of the trust. The Reinsurance Agreement also contains additional counterparty risk management and mitigation provisions.

As part of the transaction, the Company is in discussions to acquire a 9.9% equity interest in Venerable’s parent holding company, VA Capital Company LLC, which may include a board seat, subject to reaching an agreement on the terms of the investment.

Based on estimates as of June 30, 2020, the Company expects to realize approximately $1.2 billion in value from the transaction, which includes an anticipated capital release of approximately $800 million, a positive ceding commission in respect of the Block reinsurance transaction and consideration payable by VIAC for the acquisition of CSLRC totaling approximately $300 million, subject to adjustment, and approximately $100 million in tax benefits. EFLIC will also acquire a surplus note in aggregate principal amount of $50 million issued by VIAC.

Under the terms of the Agreement, at closing of the transactions, AllianceBernstein L.P., a subsidiary of the Company (“AB”), will enter into an investment advisory agreement with CSLRC pursuant to which AB will serve as the preferred investment manager for approximately 80%, relative to assets currently managed by AB, of the general account assets transferred to the trust account for, subject to certain provisions, a minimum of five years. EFLIC will continue to administer the Block.

The Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Agreement are the product of negotiation among the parties to the Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Agreement. Consequently, persons other than the parties to the Agreement may not rely upon the representations and warranties in the Agreement as characterizations of actual facts or circumstances as of the date of the Agreement or as of any other date. Each of the Company and VIAC has agreed to indemnify the other party and their respective affiliates with respect to certain losses arising out of or resulting from breaches of its representations, warranties and covenants, as well as for certain other matters.

The transaction is expected to close in the second quarter of 2021. The consummation of the closing under the Agreement is subject to the satisfaction or waiver of customary closing conditions specified in the Agreement, including, among other things, (i) the receipt of required regulatory approvals, without imposing a burdensome condition, (ii) the expiration or termination of the applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) absence of a material adverse effect on Venerable (in the case of the Company) or CSLRC (in the case of Venerable and VIAC), in each case subject to certain exceptions and qualifications.

Item 7.01	Regulation FD Disclosure

On October 27, 2020, the Company issued a press release announcing entry into the Agreement and the transactions contemplated thereby. Additional details about this transaction can be found in such press release issued by the Company on October 27, 2020 and furnished as Exhibit 99.1 to this Form 8-K. The Company will also host a conference call at 10 a.m. ET on Wednesday, October 28, 2020 to discuss the transaction. The conference call webcast, along with a presentation with additional information on the transaction, will be accessible on the Company’s Investor Relations website at ir.equitableholdings.com.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Equitable Holdings, Inc., dated October 27, 2020 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity, access to and cost of capital and the impact of COVID-19 and related economic conditions; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weakness, indebtedness, protection of confidential customer information or proprietary business information, information systems failing or being compromised, strong industry competition and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity, morbidity and lapse experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to separation from, and continuing relationship with, AXA, including costs associated with separation and rebranding; and (x) risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019 and in Holdings’ subsequent filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: October 27, 2020	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, Chief Legal Officer and Secretary